                                                                                           Exhibit Ex. 23.1

M&K CPAS, PLLC
(Letterhead)

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

Z Trim Holdings, Inc.

We consent to the use of our report dated April 13, 2011 with respect to the financial statements of Z Trim Holdings, Inc. as of and for the years ended December 31, 2010 and 2009, and to the reference to our firm under the caption “Experts”, included in the Registration Statement on Form S-1/A filed by Z Trim Holdings, Inc. on June 2, 2011.

 /s/ M&K CPAS, PLLC
 Houston, Texas

 June 2, 2011